UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 28, 2004

ELECTRIC AQUAGENICS UNLIMITED, INC.

(Exact name of registrant as specified in charter)

_____________________________________________

Delaware	333-86830	87-0654478
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1464 W. 40 S. Suite 200
Lindon, Utah	84042
(Address of Principal Executive Office)	(Zip Code)

(801) 443-1031
 (Registrant's Executive Office Telephone Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

By this Form 8K/A, the Registrant amends ITEM 4 of its prior Form 8K, filed on October 30, 2004. The Registrant has appointed Hall & Company as the Registrant's independent accountants for the year ending December 31, 2004. Following discussions with Registrant's former independent accountants, Child, Sullivan & Company, and meetings with the Registrant's Executive Management and members of the Registrant's Board of Directors, the parties agreed to end their relationship.

The audit reports issued by Child, Sullivan & Company with respect to the Registrant's financial statements for December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Child, Sullivan & Company's, issuance of going concern opinions on the financial statements for the fiscal year ending December 31, 2003. From December 2003 through October 2004, when the relationship with Child, Sullivan & Company ended, there were no disagreements between the Registrant and Child, Sullivan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Child, Sullivan & Company, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Child, Sullivan & Company, as the independent accountants of Registrant, nor does it result from any doubts in the quality of management or accounting records of the Registrant. A copy of Child, Sullivan & Company's letter confirming information contained in this Form 8K/A is attached as Exhibit 2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT

2	Letter Confirming Information in Form 8K and 8K/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELECTRIC AQUAGENICS UNLIMITED, INC.

Date: November 2, 2004	By: /S/Gaylord M. Karren
Name: Gaylord M. Karren
Title: Chief Executive Officer